UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  January 9, 2009

SPORT CHALET, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20736	95-4390071
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sport Chalet Drive, La Canada, CA 91011
(Address of principal executive offices) (Zip Code)

(818) 949-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 9, 2009, Sport Chalet, Inc. (the "Company") and its wholly-owned subsidiary, Sport Chalet Value Services, LLC ("SCVS"), entered into a First Amendment to Amended and Restated Loan and Security Agreement and Limited Forbearance Agreement (the "Amendment") dated as of December 28, 2008, with Bank of America, N.A. (the "Bank") as agent for the lenders under the Loan Agreement (as defined below).

Under the Amendment, (i), the Bank has agreed to forbear from exercising its rights in respect of the Event of Default described below under the Amended and Restated Loan and Security Agreement, as amended, dated as of June 20, 2008, among the Company, SCVS and the Bank (the "Loan Agreement"), (ii) the Company may not select a LIBOR-based interest rate under the Loan Agreement, and (iii) the Bank has agreed to permit an overadvance in the amount of $1.5 million until January 13, 2009.  As of December 31, 2008, an event of default had occurred under the Loan Agreement due to the failure of the Company to maintain a "Fixed Charge Coverage Ratio" (as defined in the Loan Agreement) of not less than 1.00 to 1.00 (the "Event of Default").  On December 28, 2008, availability under the Loan Agreement was less than $10.5 million, thereby requiring the testing of the Fixed Charge Coverage Ratio.  The forbearance period will end on the earlier to occur of any further default under the Loan Agreement or January 31, 2009.  The Company and SCVS acknowledged, among other things, that they had no defenses, claims or set-offs to the obligations under the Loan Agreement and provided the Bank a general release of claims.

Concurrently with entering into the Amendment, the Company and SCVS entered into a letter agreement with the Bank under which the Company has agreed to engage, for a minimum of 90 days, a consultant acceptable to the Bank to prepare cash flow and operating budgets to be presented periodically to the Board of Directors of the Company and to the Bank.  On January 9, 2009, the Company retained FTI Consulting.

The foregoing summary is qualified in its entirety by reference to the copies of the Amendment and the letter agreement which are attached as Exhibits 99.1 and 99.2 to this Report and are incorporated herein by this reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On January 9, 2009, the Company entered into the Amendment and letter agreement described in Item 1.01 above, which description is incorporated in this Item 2.03 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

99.1
First Amendment to Amended and Restated Loan and Security Agreement and Limited Forbearance Agreement dated as of December 28, 2008, among Sport Chalet, Inc., Sport Chalet Value Services, LLC and Bank of America, N.A.

99.2	Letter agreement dated as of December 28, 2008, among Sport Chalet, Inc., Sport Chalet Value Services, LLC and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 15, 2009	SPORT CHALET, INC.

By /s/ Howard K. Kaminsky Howard K. Kaminsky, Executive Vice President-Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1
First Amendment to Amended and Restated Loan and Security Agreement and Limited Forbearance Agreement dated as of December 28, 2008, among Sport Chalet, Inc., Sport Chalet Value Services, LLC and Bank of America, N.A.

99.2	Letter agreement dated as of December 28, 2008, among Sport Chalet, Inc., Sport Chalet Value Services, LLC and Bank of America, N.A.